Exhibit 99.1

CORRECTING and REPLACING -- American Energy Fields, Inc. Locates Claims in the Uranium and Rare Earth Metals Rich Aquarius Mountains Mining District

February 8, 2011

PHOENIX, Feb. 8, 2011 -- In a release published yesterday under the same headline by American Energy Fields, Inc. (OTCBB:AEFI), please note that in the first paragraph, the reference to "an estimated 1.2 billion tons of U3O8" should read "an estimated 1.2 billion pounds of U3O8." The corrected release follows:

American Energy Fields, Inc. (OTCBB:AEFI) (the "Company") is pleased to announce that it has located 35 lode mining claims in the Aquarius Mountains Mining District in Mohave County, Arizona, a region noted for uranium and rare earth metals. Additionally, the property lies within the Date Creek Basin, a region that reportedly contains an estimated 1.2 billion pounds of U3O8, also home to the Company's Artillery Peak project. The region, including and surrounding the Waldren Mine was targeted by the USGS NURE program as being an area of uranium and thorium mineral occurrence.

The claims include the site of the past-producing Catherine and Michael claims, from which uranium was shipped. The claims also include the past-producing Waldren Mining Co. Rare Earth Metals Mine. Mineralization at the Waldren Mine occurs in pegmatite dikes yielding uranium, beryllium, rare earth metals, bismuth, niobium, tantalum, garnet, feldspar, and mica. The USGS reports that 7-8 tons of yttrotantallite ore were produced from the mine, in addition to small amounts of monazite and gadolinite.

The Company plans to conduct an initial phase of exploration within the next thirty days, including geologic mapping, a grid radon survey, and surface sampling.

Company President and CEO Joshua Bleak stated, "This uranium and rare earth deposit is a significant acquisition in building a significant uranium property portfolio, especially considering its proximity to our Artillery Peak project. Additionally, the rare earth metals in the deposit have the potential to add significant value to this property. We look forward to implement our exploration program to identify and define a uranium and rare earth resource on this property."

About American Energy Fields, Inc.

American Energy Fields, Inc. is a resource company focused on exploring and developing the natural energy resources of the United States. American Energy Fields' corporate strength lies in its management's experience in the finance and natural resource sectors. AEFI has one of the most prolific mining databases for energy related projects within the United States. With this database, AEFI will target and acquire projects with previous production and/or exploration and work towards fully developing those projects to drive revenues and build core reserves.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Contact:

Corporate Office
3266 W Galveston Dr. Suite 101
Apache Junction, AZ 85120